Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of Cray Inc. of our reports on our audits of the consolidated financial statements of Cray Inc. and Subsidiaries and the effectiveness of Cray Inc. and Subsidiaries’ internal control over financial reporting, dated March 13, 2009, appearing in the Annual Report on Form 10-K of Cray Inc. for the year ended December 31, 2008.

/S/ PETERSON SULLIVAN LLP Seattle, Washington
May 15, 2009